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                                  EXHIBIT 1.1

                         UNDERWRITING AGREEMENT (FORM)
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                             UNDERWRITING AGREEMENT


                                _________, 1997


PLATINUM EQUITIES, INC.
19 Rector Street, Suite 2301
New York, NY 10006

Dear Ladies and Gentlemen:

     Mirage Holdings, Inc., a Nevada corporation (the "Company"), proposes to issue and sell on a best efforts basis a minimum of 250,000 shares of Common Stock (the "Common Stock" or the "Shares") and a maximum of 500,000 shares of Common Stock and 1,000,000 Common Stock Purchase Warrants (the "Warrants") (collectively, the "Securities") for a purchase price of $5.15 per Share and $0.10 per Warrant. Each Warrant entitles the holder to purchase one share of the Company's Common Stock for $6.00. The Company confirms as follows its agreement with you.

     1.   Registration Statement and Prospectus:  The Company has prepared and
          --------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the Commission promulgated thereunder (the "Rules and Regulations"), a registration statement on Form SB-2, including a preliminary prospectus, relating to the Securities. As used in this Agreement, the term "Registration Statement" means such registration statement, including exhibits, financial statements and schedules, as amended, when it becomes effective and any information (if any) contained in the prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act, and the term "Prospectus" means such prospectus in the final form filed on behalf of the Company with the Commission pursuant to Rule 424(b) under the Act.

     2.   Agreement to Sell:  Upon the basis of the representations, warranties
          ------------------
and agreements herein contained and subject to all the terms and conditions of this Agreement, you agree to use best efforts to sell on behalf of the Company the aggregate principal amount of Securities which are offered in this Offering. The Securities sold and the proceeds therefrom will be placed in an escrow account. However, that if the Company fails to receive subscriptions for a minimum of 250,000 Shares within 120 days from the date of the final Prospectus (or 150 days, if extended by the Company), the Offering will be terminated and any subscriptions received will be promptly refunded within 5 days to subscribers, without any deduction therefrom or any interest thereon and this Agreement shall terminate. You shall receive a 10% cash commission for the sale of the Securities after the minimum offering has been sold.

     It is understood that you currently intend to execute an Agreement Among Underwriters providing for the purchase of a portion of the principal amount, at whatever price you may elect, at your own discretion (the "Agreement Among Underwriters").

     The Company also agrees to pay to you a non-accountable expense allowance equal to 3% of the aggregate principal amount of Securities sold. In the event that the Company's public offering of the Securities is terminated for any reason, the Company shall pay you for any reasonable accountable expenses you have incurred.

     In addition to the sums payable to you, as provided elsewhere herein, Platinum Equities, Inc., in its individual capacity and not as representative of the several Underwriters, shall be entitled to receive, as partial compensation for its services, warrants (the "Warrants") for the purchase of an amount of shares of Common Stock and Warrants of the Company equal to 10% of the number of Securities actually sold in the public offering. The Warrants shall be issued pursuant to the Underwriter's Warrant in the form of Exhibit B attached hereto and shall be exercisable, in whole or in part, for a period of four years commencing one year from the date of the completion of the Offering at an exercise price

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of $6.18 per share and $0.12 per Warrant. The Warrants shall be non-exercisable for one year from the issuance of the Warrants, and non-transferable (whether by sale, transfer, assignment, or hypothecation) except for (i) transfers to officers of Platinum Equities, Inc. who are also shareholders of Platinum Equities, Inc.; and (ii) transfers occurring by operation of law.

      3.  Delivery and Payment:  Delivery of and payment for any securities
          ---------------------
purchased in the Offering shall be made at 10:00 A.M., Eastern time, on [____], 1997 or at such other time and date as may be agreed between you and the Company, but not less than seven nor more than ten full business days after the effective date of the Registration Statement (such time and date are referred to herein as the "Closing Date"). Delivery of and payment for the Securities shall take place at the office of Platinum Equities, Inc., 19 Rector Street, Suite 2301, New York, NY, 10006. The Closing Date and the place of delivery of and payment for the Securities may be varied by agreement between you and the Company.

     Delivery of the Securities (in temporary or definitive form and registered in such names and in such denominations as you shall request at least two business days prior to the Closing Date by written notice to the Company) shall be made to you against payment of the purchase price therefor in good (same day) funds, to the order of the Company. For the purpose of expediting the checking and packaging of the Securities, the Company agrees to make such Securities available for inspection at least 24 hours prior to the Closing Date.

     4.   Agreements of the Company:  The Company agrees with you as follows:
          --------------------------

     (a) The Company shall use its best efforts to cause the Registration Statement and any amendments to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") before termination of the offering of the Securities by you of which you and your counsel shall not previously have been advised and furnished with a copy, or to which you or your counsel shall have objected (except if deemed necessary by counsel for the Company, in which case you shall have the right to terminate this Agreement upon prompt notice to the Company), or which is not in compliance with the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Rules and Regulations.

          As soon as the Company is advised or obtains knowledge thereof, the Company will advise you, and as soon as practicable, confirm in writing, (i) when the Registration Statement, as amended, becomes effective and, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission, and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order or suspension.

     (b) The Company will furnish to you, without charge, three signed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all exhibits.

     (c) The Company will give you advance notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, and will not file any such amendment or supplement to which you shall reasonably object in writing or which is not in compliance with the Act.

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     (d) From the date hereof, and thereafter from time to time, the Company will deliver to you, without charge, as many copies of the Prospectus, or any amendment or supplement thereto as you may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for such period of time thereafter as the Prospectus is required to be delivered under the Act in connection therewith. If during such period of time any event shall occur which in the reasonable judgment of the Company or your counsel should be set forth in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto and will deliver to you, without charge, such number of copies thereof as you may reasonably request.

     (e) Prior to any public offering of the Securities by you, the Company will cooperate with you and your counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you request. The Company will pay all reasonable fees and expenses (including reasonable fees and expenses of counsel) relating to qualification of the Securities under such securities or Blue Sky laws and in connection with the determination of the eligibility of the Securities for investments under the laws of such jurisdictions as you may designate, including the reasonable expenses of any opinion of local counsel required by any state securities or Blue Sky authorities.

     (f) So long as any of the Securities remain outstanding, the Company will furnish to its securityholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants), and will deliver to you, as representative for the underwriters:

          (i) concurrently with furnishing such quarterly reports to its securityholders, statements of income of the Company for each quarter in the form furnished to the Company's securityholders and certified by the Company's principal financial or accounting officer;

          (ii) concurrently with furnishing such annual reports to its securityholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;

          (iii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

          (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any state securities commission, NASDAQ/SCMS, the NASD or any securities exchange;

          (v) every press release and every material news item regarding each of the Company and the Subsidiaries or their respective affairs which were released or prepared by or on behalf of the Company or any of the Subsidiaries; and

          (vi) any additional information of a public nature concerning the Company or any of the Subsidiaries (and any future subsidiaries) or their respective businesses which you may request.

          During such period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

     (g) The Company will pay all expenses in connection with (1) the preparation, printing and filing of the Registration Statement, each preliminary prospectus, the Prospectus, any legal investment memoranda and the Blue Sky Survey, (2) the issuance and delivery of the Securities (other than transfer taxes), (3) the rating of the Securities by rating agencies, (4) furnishing such copies of the Registration Statement, the Prospectus and any preliminary prospectus, all amendments and supplements thereto, as may reasonably be requested for use in connection with the offering and sale

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of the Securities by you or by dealers to whom Securities may be sold, and (5)
filings with the National Association of Securities Dealers, Inc. ("NASD").

     (h) The Company will use the net proceeds from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds." No portion of the net proceeds will be used, directly or indirectly, to acquire or redeem any securities issued by the Company.

     (i) The Company will appoint and retain, while any of the Securities remain outstanding, a transfer agent for the Securities, and, if necessary, a registrar for the Securities (who may be the transfer agent), and will make arrangements to have available at the offices of the transfer agent certificates for the Securities in such quantities as may, from time to time, be necessary. As of the date of this Agreement, the transfer agent for the securities of the Company is American Securities Transfer and Trust Corporation, 1825 Lawrence Street, Suite 1825, Denver, CO 80202.

     (j) For a period of five years from the date hereof, the Company shall use its best efforts to maintain the listing of its common stock on the National Association of Securities Dealers, Inc. ("NASD") over-the-counter market.

     (k) Neither the Company nor any of the Subsidiaries nor any of their respective executive officers, directors, principal stockholders or affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company in violation of the Exchange Act.

     (l) Until the completion of the distribution of the Securities, neither the Company nor any of the Subsidiaries shall, without prior written consent of you and your counsel, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company, any of the Subsidiaries, their respective activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

          5.   Representations and Warranties of the Company:  The Company
               ----------------------------------------------
represents and warrants to you that:

     (a) Each preliminary prospectus filed as part of any Registration Statement as originally filed or as part to any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and when the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date, the Registration Statement and the Prospectus, and any supplements or amendments thereto, will comply in all material respects with the provisions of the Act and the Registration Statement and the Prospectus, and any such supplement or amendment thereto, at all such times will not contain an untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Registration Statement or the Prospectus or any preliminary prospectus made in reliance upon information furnished to the Company in writing by you expressly for use therein.

     (b) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except that (i) the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, relating to creditors' rights generally, (ii) the enforceability thereof may be limited by the application of equitable principles (whether such enforceability is considered in a proceeding at law or in equity) and (iii) rights to indemnity and contribution hereunder may be limited by Federal or state securities laws.

     (c) The Securities have been duly authorized, validly issued, fully paid and nonassessable, and the Company has duly authorized and reserved for issuance the number of shares of common stock required for the firm commitment offering and the over-allotment option. The Securities are not and will not be subject to any preemptive or other similar rights of any security holder of the Company or any of the Subsidiaries (as defined below); the holders thereof will not be subject to any liability for the Company's acts or omissions solely as such holders; all corporate action

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required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form. Upon the issuance and delivery of the Securities pursuant to the terms of this Agreement, you will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever resulting from the affirmative act of the Company or from a judgment or nonconsensual lien rendered against the Company.

     (d) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Nevada. The Company and each of its subsidiaries listed on Exhibit A hereto (the "Subsidiaries") have full corporate power and authority to own and occupy its properties and carry on its business as presently conducted and as described in the Prospectus and holds all licenses and permits and is duly registered or qualified to conduct business, and is in good standing, in each jurisdiction in which it owns or leases property or transacts business and in which such licensing, registration or qualification is necessary except where the failure to be so licensed, registered or qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company has a duly authorized, issued and outstanding capitalization as set forth in the Registration Statement. All of the outstanding capital stock or other equity securities of the Company and each of the Subsidiaries has been duly and validly authorized and issued, is fully paid and nonassessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability for the Company's acts or omissions solely by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any security holder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock or other equity interest in any Subsidiary. Neither the Company nor any of the Subsidiaries is a party to or bound by any material instrument, agreement or other arrangements, including, but not limited, to any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or options, warrants or rights or obligations of security holders of the Company or any of the Subsidiaries or providing for any of them to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company or any of the Subsidiaries, except for this Agreement and as described or referred to in the Registration Statement and the Prospectus.

     (e) There are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened or contemplated to which the Company or any of its Subsidiaries is a party or of which the business or property of the Company or any of its Subsidiaries is the subject which are material to the Company and its Subsidiaries, taken as whole and which are not disclosed in the Registration Statement and the Prospectus, and there is no contract or document concerning the Company or any of its Subsidiaries of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     (f) Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws or is in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other agreement or instrument of the Company or of any such Subsidiary, which default would be material to the Company and its Subsidiaries, taken as a whole and there exists, and at the Closing Date shall exist, no condition which, with the passage of time or otherwise, would constitute a default under any such document or instrument or result in the imposition of any penalty or acceleration of any indebtedness which would be material to the Company and its Subsidiaries, taken as a whole. The execution and delivery by the Company of this Agreement, the authorization, issuance and sale of the Securities, the fulfillment by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not conflict with or constitute a breach of, or default (with the passage of time or otherwise) under, or result in the imposition of a lien on any properties of the Company or its Subsidiaries or an acceleration of indebtedness pursuant to, the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party to or by which it or any of them is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, or any law, administrative regulation or order of any court or governmental agency or authority applicable to

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the Company or any of its Subsidiaries which in any event would be material to the Company and its Subsidiaries, taken as a whole. No consent, approval, authorization or other order of any regulatory body, administrative agency, or other governmental body is legally required by the Company or its Subsidiaries for the valid issuance and sale of the Securities, except such as may be required by the NASD or under the Act or the securities or blue sky laws of any jurisdiction.

     (g) The consolidated financial statements of the Company and its Subsidiaries together with the related notes and schedules included in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial position, income, change in stockholder's equity, cash flow and the results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply. There has been no adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company or any of the Subsidiaries, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, and the outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Such consolidated financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

     (h) Each of the Company and the Subsidiaries (i) has paid all federal, state and local taxes for which it is currently liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes that are not due and payable and
(iii) does not have any tax deficiency or claims outstanding, proposed or assessed against its respective business or assets.

     (i) Each of the Company and the Subsidiaries maintains insurance policies, including, but not limited to, general liability, property and product liability insurance and surety bonds which insures the Company and the Subsidiaries and their respective professional staffs against such losses and risks generally insured against by comparable businesses. Neither the Company nor any of the Subsidiaries (A) has failed to give notice or present any insurance claim with respect to any matter, including, but not limited to, the Company's or any of the Subsidiaries' businesses, property or professional staff under any insurance policy or surety bond in a due and timely manner, (B) has any disputes or claims against any underwriter of such insurance policies or surety bonds or has failed to pay any premiums due and payable thereunder or (C) has failed to comply with all conditions contained in such insurance policies and surety bonds. The Company has not received notice or facts or circumstances under any insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company or any of the Subsidiaries.

     (j) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (i) entered into any material transaction other than in the ordinary course of business or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class and there has not been any change in the capital stock, debt (long or short term) or liabilities or any material change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company or any of the Subsidiaries.

     (k) Each of the Company and its Subsidiaries is in material compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions or employment and wages and hours. The Company has not received notice of any pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. The Company has not received notice of any

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unfair labor practice charge or complaint against the Company or any of the
Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the subsidiaries or any predecessor entity of the Company or any of the Subsidiaries, and none has ever occurred. No collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists, or to the best of the Company's knowledge, is imminent.

     (l) The Company hereby agrees that it will not nor shall it permit any of the Subsidiaries to, for a period of twelve months from the effective date of the Registration Statement, adopt, propose to adopt or otherwise permit to exist any employee, officer, director, consultant or other benefit or compensation plan or arrangement (i) permitting the grant, issue, sale or entry into any agreement to grant, issue or sell any capital stock at a price that is less than, or permitting the grant, issue, sale or entry into any agreement to grant, issue or sell any option, warrant or other contract right with respect to capital stock at an exercise price that is less than, the greater of (x) the market price of the Company's common stock on the effective date of the Registration Statement (being $5.15 per Share and $0.10 per Warrant) and (y) the fair market value per share of common stock on the date of grant or sale or to any of its or the Subsidiaries' executive officers or directors or to any holder of five percent or more of the common stock; (ii) permitting the maximum number shares of common stock or other securities of the Company purchasable at any time pursuant options, warrants or other contract rights issued or granted by the Company to exceed shares of common stock; (iii) permitting the payment for the securities covered thereby with any form of consideration other than cash; or (iv) permitting the existence of stock appreciation rights, phantom options or similar arrangements.

     (m) Each of the Company and the Subsidiaries (i) has not received any notice of infringement of or conflict with asserted rights of others with respect to any copyrights, trademarks, service marks and trade names, together with all applications for any of the foregoing, presently used or held for use by it in connection with its businesses as described in the Registration Statement, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition, financial or otherwise, or the business taken as a whole, and (ii) is not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark, trade name or copyright or other intangible asset with respect to the use thereof or in connection with the conduct of its business or otherwise.

     (n) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

     6.   Indemnification:  The Company agrees to indemnify you and hold you
          ----------------
harmless, and each person, if any, who controls you, within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated herein or necessary to make the statements therein not misleading.

     If any action or proceeding (including any governmental investigation) shall be brought or asserted against you or any person controlling you in respect of which indemnity may be sought from the Company, you or such controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to you or such controlling person, as the case may be and the payment of all expenses. You or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof at your own cost. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees as provided in the preceding paragraph to indemnify you and hold you or such controlling person harmless from and against any loss or liability by reason of such settlement or judgment.

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     You agree, severally and not jointly, to indemnify and hold harmless the
Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with respect to information furnished in writing by you or on your behalf expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to you, by the preceding paragraph.

     7.   Conditions of Your Obligations:  Your obligations hereunder shall be
          -------------------------------
subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date of its covenants and obligations hereunder and to the following further conditions:

     (a) Notification that the Registration Statement has become effective and that the Prospectus has been filed with the Commission on a timely basis pursuant to Rule 424(b) under the Act shall be received by you;

     (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or contemplated by the Commission; and you shall have received a certificate, dated the Closing Date and signed by the Chairman or President of the Company (who may, as to proceedings contemplated, rely upon the best of his information and belief), to that effect and to the effect set forth in clause
(g) of this Section 7;

     (c) On or prior to the Closing Date, you shall have received from Underwriter's Counsel, such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related mattes as you may request and Underwriter's Counsel shall have received such papers and information as they request to enable them to pass upon such matters.

     (d) At Closing Date, you shall have received from counsel to the Company, dated the Closing Date, addressed to the Underwriters an opinion in the form attached hereto as Exhibit C. In rendering such opinion, such counsel may rely:
(A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of facts, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Underwriters and they are justified in relying thereon.

     (e) At the time this Agreement is executed, you shall have received a letter, dated such date, addressed to you in form and substance satisfactory in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause (iii) below) to you and your counsel, from Stonefield Josephson, Inc., Certified Public Accountants:

          (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the applicable Rules and Regulations;

          (ii) stating that it is their opinion that the consolidated financial statements and supporting schedules of the Company and the Subsidiaries, as applicable, included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the Rules and Regulations thereunder;

          (iii) and stating that, on the basis of a limited review which included a reading of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries, as applicable, (with an indication of the date of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries, as applicable), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors or each of the Company and the Subsidiaries, consultations with officers and other employees of each of the Company and the Subsidiaries responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the Company and the Subsidiaries, as applicable, included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements and supporting schedules of the Company and the Subsidiaries, as applicable, included in the Registration Statements, (B) at a specified date not more than five days prior to the later of the date of this Agreement or the effective date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, or any decrease in the stockholders' equity or net current assets or net assets of the Company, as compared with amounts shown in the June 30, 1997 balance sheet included in the Registration Statement other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from June 30, 1997 to a specified date not more than five days prior to the later of the date of this Agreement or the effective date of the Registration Statement, there was any decrease in net revenues, net earnings or net earnings per common share of the Company and its consolidated Subsidiaries or any of the Company's unconsolidated Subsidiaries, in each case as compared with the corresponding period beginning June 30, 1997, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

          (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and/or other financial information pertaining to the Company and the Subsidiaries set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and/or the Subsidiaries and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures need not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

          (v) statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

     (f) At the Closing Date you shall have received from Stonefield Josephson, Inc., Certified Public Accountants, a letter, dated as of the Closing Date to the effect that they reaffirm that statements made in the letter furnished pursuant to subsection (f) of this Section 7, except that the specified date referred to shall be a date not more than five days prior to the Closing Date and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (f) of this Section 7 with respect to certain amounts, percentages and financial information as specified by you and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

     (g) At the Closing Date you shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date, to the effect that each of such persons has examined the Registration Statement, the Prospectus, and this Agreement, and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge after due inquiry, are contemplated or threatened under the Act;

          (iii) the Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and none of the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (a) neither the Company nor any of the Subsidiaries has incurred up to and including the Closing Date, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent (except as otherwise contemplated in subclause
(d) of this clause (iv)); (b) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock;
(c) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business (except as otherwise contemplated in subclause (d) of this clause (iv)); (d) there has not been any material change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company or any of the Subsidiaries; (e) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured;
(f) there is no material litigation which is pending or, to the best of the Company's knowledge, threatened against the Company, any of the Subsidiaries or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

     References to the Registration Statement and the Prospectus in this Subsection (h) are to such documents as amended and supplemented at the date of such certificates.

     (h) The Company shall maintain its Board of Directors to at least three of which one director shall be an outside director. The Company shall cause such persons to be nominated, and to use its best efforts to cause them to be elected to its Board. The Company will have an authorized number of directors totaling three as of the date of the filing of the Registration Statement. All directors must have such qualifications as would generally be found for directors of similarly situated public companies.

     (i) Prior to the Closing Date: (i) there shall have been no materially adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company and the Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of the Subsidiaries, from the latest date as of which the financial condition of the Company and the Subsidiaries is set forth in the Registration Statement and Prospectus which is adverse to the Company and the Subsidiaries taken as a whole; (iii) neither the Company nor any of the Subsidiaries shall be in material default under any provision of any instrument relating to any outstanding indebtedness; (iv) neither the Company nor any of the Subsidiaries shall have issued any securities (other than the Securities or underlying common stock from the exercise of options or warrants) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock, or any change in the debt (long or short term) or liabilities or obligations (contingent or otherwise) of the Company or any of the Subsidiaries; (v) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged or mortgaged other than in the ordinary course of the Company's business, except as set forth in the Registration Statement and Prospectus; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or, to the best of the Company's knowledge, threatened against the Company or any of the Subsidiaries, or affecting any of their respective properties or businesses, before or by any court or federal, state or foreign commission board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects, financial condition or income of the Company and the Subsidiaries taken as a whole, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission or any state regulatory authority.

     (j) At the Closing Date, you shall have received a letter from Stonefield Josephson, Inc., Certified Public Accountants, dated as of the Closing Date, substantially in the form heretofore approved by you.

     If any condition to your obligations hereunder to be fulfilled prior to or at the Closing Date, is not so fulfilled you may terminate this Agreement or, if you so elect, you may waive any such conditions which have not been fulfilled or extend the time for their fulfillment. In the event you so elect to terminate, you shall have no recourse against the Company for any expenses incurred by you. However, the Company shall remain liable for all reasonable Blue Sky counsel fees of the Company and expenses and Blue Sky filing fees of the Company.

     8.   Effective Date of  Agreement:  This Agreement shall become effective
          ----------------------------
(i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

     9.   Notice:  Notice given pursuant to any of the provisions of this
          ------
Agreement shall be in writing and shall be mailed or delivered (a) to the Company at its office at 18638 Pioneer Boulevard, Artesia, CA, 90701, Attention:
Najeeb U. Ghauri; and (b) to you, at 19 Rector Street, Suite 2301, New York, NY, 10006, Attention: John Kenney. Any notice under Section 7(a) hereof may be given by facsimile or telephone, but if so given shall be subsequently confirmed in writing.

     10.  Termination.
          -----------

     (a) Subject to Subsection (b) of this Section 10, you shall have the right to terminate this Agreement (i) if any domestic or international event or act or occurrence has or in your reasonable opinion will in the immediate future have a material adverse effect on the Company or the securities market in general or
(ii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities, or there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; or (iv) if a banking moratorium has been declared by a state or federal authority; or (v) if a moratorium in foreign exchange trading has been declared; or (vi) if the Company or any of the Subsidiaries shall have sustained a loss material or substantial to the Company or any of the Subsidiaries by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your reasonable opinion, make it inadvisable to proceed with the delivery of the Securities; or (vii) if there shall have been such a material adverse change in the conditions or prospects of the Company or any of the Subsidiaries, or such material adverse change in the general market, political or economic conditions in the United States or elsewhere, as in your judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities.

     (b) If this Agreement is terminated by you in accordance with the provisions of Section 4(a), Section 10(a)(i), 10(a)(ii), Section 10(a)(iii),
Section 10(a)(iv), Section 10(a)(v), Section 10(a)(vi), Section 10(a)(vii), or
Section 11 or if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to you, by reason of any failure on the part of the Company to perform any material undertaking or satisfy any material condition of this Agreement by it to be performed or satisfied (including without limitation, pursuant to Section 7,

Section 10(a) or Section 11), then you shall not be entitled to any compensation. However, the Company shall remain liable for all reasonable Blue Sky counsel fees of the Company and expenses and Blue Sky filing fees of the Company. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 7, 10 and 11 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 6 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     11.  Default by the Company.  If the Company shall fail at the Closing Date
          ----------------------
to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate, you may, at your option, by notice from you to the Company, terminate your obligation to purchase the Securities from the Company on such date without any liability on the part of any non-defaulting party other than pursuant to Sections 5, 7 and 10 hereof. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

     12.  Representations and Agreements to Survive Delivery.  All
          --------------------------------------------------
representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the Closing Date, and such representations, warranties and agreements of the Company and the respective indemnity agreements contained in Section 6 hereof shall remain operative and in full force and effect as of such dates, regardless of any investigation made by or on behalf of you, the Company, any of the Subsidiaries or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to you.

     13.  Entire Agreement; Amendments.  This Agreement constitutes the entire
          ----------------------------
agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by you and the Company.

     14.  Miscellaneous.  This Agreement has been and is made solely for the
          -------------
benefit of you and the Company and of the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from you.

     This Agreement may be signed in various counterparts which together shall constitute one and the same agreement.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                              Very truly yours,

                              MIRAGE HOLDINGS, INC.


                              ------------------------
                              By:  Najeeb U. Ghauri
                              Its: President

Confirmed as of the date first above mentioned:

PLATINUM EQUITIES, INC.


-------------------------
By:  John Kenney
Its: President

                                   EXHIBIT A

                                  SUBSIDIARIES
                                  ------------

                             STATE OR COUNTRY IN WHICH     PERCENTAGE OF CAPITAL STOCK
NAME                               INCORPORATED          OWNED BY MIRAGE HOLDINGS, INC.
----                         -------------------------   -------------------------------

Mirage Collection, Inc.             Nevada, U.S.                         100%

                                   EXHIBIT B

                             MIRAGE HOLDINGS, INC.
                             (A NEVADA CORPORATION)

                  UNDERWRITERS WARRANT ("WARRANT") TO PURCHASE
                             SHARES OF COMMON STOCK

     1.   Grant of Warrant.  For value received in connection with the offering
          ----------------
(the "Offering") of a minimum of 250,000 Shares and a maximum of 500,000 Shares and 1,000,000 Warrants for $5.15 per Share and $0.10 per Warrant, on a best-efforts basis. Mirage Holdings, Inc., a Nevada corporation (the "Company"), hereby grants to Platinum Equities, Inc., a corporation, or its registered assigns ("Holder"), the right to purchase from the Company ("Warrant") an amount of shares of Common Stock of the Company (the "Shares"), $0.001 par value, and warrants equal to 10% of the number of Securities issued in the public offering upon the Closing Date (as defined in Section 3 of the Underwriting Agreement, dated ___________, 1997, between the Company and Platinum Equities, Inc.) of the Offering on the terms and conditions set forth herein. The Exercise Price for such Warrant shall be $6.18 per share and $0.12 per warrant. The Exercise Price is subject to adjustment as provided in Section 6 below.

     2.   Right and Manner of Exercise.  This Warrant shall be exercisable at
          ----------------------------
any time from and after the first anniversary of the date hereof and ending at 5:00 p.m. California time on the fifth anniversary of the date hereof (the "Exercise Period"). The Holder may elect to exercise this Warrant anytime during the Exercise Period as to any or all of the Shares by delivering written notice, or successive written notices, of exercise to the Company (as provided in Section 11) in the form attached hereto as Exhibit A accompanied by payment of an amount equal to the product of (i) the number of Shares being purchased and (ii) the Exercise Price, as each may have been adjusted pursuant to the terms of this Agreement.

     3.   Issuance of Securities and New Warrant.  If the purchase rights
          --------------------------------------
evidenced by this Warrant are exercised in whole or in part, one or more certificates for the Securities so purchased shall be issued at the Company's expense as soon as practicable thereafter to the Holder exercising such rights. Such Holder shall also be issued at such time at the Company's expense a new Warrant on the same terms and conditions as this Warrant, but representing the number of Securities (if any) for which the purchase rights under this Warrant remain unexercised.

     4.   Privilege of Stock Ownership.  The Holder shall for all purposes be
          ----------------------------
deemed to have become the holder of record of Shares issued upon an exercise of this Warrant on, and the certificate evidencing such Shares shall be dated, the date upon which the Holder presents to the Company each of notice of an intent to exercise this Warrant pursuant to Section 2 and payment of the Exercise Price. Holder shall receive good and marketable title to all Shares that Holder purchases and the Company delivers upon the exercise of any or all of the Warrants. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights as a shareholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company except as otherwise provided herein.

     5.   Reservation and Availability of Shares.  The Company will at all times
          --------------------------------------
reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Stock for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of this Warrant and the underlying warrant, the full number of Shares deliverable upon the exercise or conversion of the entire outstanding amount of this Warrant and the underlying warrant. Before taking any action which would cause an adjustment pursuant to
Section 6 reducing the Exercise Price, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Shares at the Exercise Price as to adjusted. The Company covenants that all Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid and non-assessable, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever, and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

     6.   Adjustment of Exercise Price/Anti-Dilution.  The Exercise Price and
          ------------------------------------------
the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 6.

          6.1  Stock Splits and Combinations.  If the Company shall at any time
               -----------------------------
subdivide or combine its outstanding Common Stock, or fix a record date for payment of a dividend in Common Stock or other securities of the Company exercisable, convertible or exchangeable for Common Stock (in which latter event the maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of such securities shall be deemed to have been distributed), after that subdivision, combination or dividend, the number of Shares subject to purchase shall be adjusted to that number of Shares which is determined by (A) multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (B) dividing that product by the Exercise Price in effect immediately after such adjustment. If the Company shall at any time subdivide the outstanding shares of Common Stock or fix a record date for payment of a dividend in Common Stock or other securities exercisable, convertible or exchangeable into Common Stock, the Exercise Price then in effect immediately before that subdivision or dividend shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, then the Exercise Price in effect immediately before that combination shall be proportionately increased. Any adjustment under this
Section 6.1 shall become effective at the close of business on the date the subdivision or combination becomes effective or the dividend is distributed.

          6.2  Reclassification, Exchange and Substitution.  If the Shares
               -------------------------------------------
issuable upon exercise of the Warrant shall be changed into the same or a different number of shares of any other class or classes of securities, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination or payment of dividend of securities provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Shares which the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of securities which such Holder would have been entitled to receive as the holder of that number of Shares subject to purchase by the Holder on exercise of this Warrant immediately before that change.

          6.3  Reorganizations, Mergers, Consolidations or Sales of Assets.  If
               ------------------------------------------------------------
at any time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, payment of dividend, reclassification or exchange of Common Stock provided for above), or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number of Shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a Holder of the Shares issuable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale such that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number and kind of securities purchasable upon exercise of this Warrant) shall be applicable after that event in relation to any securities purchasable after that event upon exercise of this Warrant.

          6.4  Minimum Exercise Price Adjustment.  No adjustment in the Exercise
               ---------------------------------
Price shall be required unless such adjustment would require in increase or decrease of at least one-half of one percent (0.5%) or more of the Exercise Price, provided, however, that any adjustments which by reason of this Subsection 6.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a Share as the case may be.

     7.   Notices to Holder.  Upon any adjustment of the Exercise Price pursuant
          -----------------
to Section 6, the Company within 20 days thereafter shall cause to be given to the Holder pursuant to Section 11 hereof written notice of such adjustment, which notice shall set forth in a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 7.

          In the event of any of the following:

          7.1 the Company shall authorize the issuance of its holders of shares of Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          7.2 the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends not exceeding [$_________] per share of Common Stock payable during any three-month period or distributions or dividends payable in shares of Common Stock); or

          7.3 any consolidation or merger to which the Company is a party and for which approval of any shareholder of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, en entirety, or of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to $0.001 par value, or from $0.001 par value to par value, or as a result of a subdivision or combination); or

          7.4 the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          7.5 the Company proposes to take any action (other than actions of the character described in Subsection 6.1 except as required under Subsection
7.3 above) which would require an adjustment of the Exercise Price pursuant to
Section 6;

then the Company shall cause to be given to the Holder, at least 20 days (or ten days in any case specified in Subsections 7.1 and 7.2 above) prior to the applicable record date hereinafter specified, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants, or distribution are to be determined, or
(ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this Section 7 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, merger, dissolution, liquidation, or winding up, or the vote upon any such action.

     8.   Transfers.  The Holder acknowledges and agrees that this Warrant and
          ---------
the Common Stock underlying this Warrant may not be sold, pledged, assigned, transferred or otherwise hypothecated without registration under the Act except in certain limited circumstances where an exemption from registration exists, supported by an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder. The Warrants are non-transferable (whether by sale, transfer, assignment or hypothecation) except for (i) transfers to officers of Platinum Equities, Inc. who are also shareholders of Platinum Equities, Inc., (ii) transfers occurring by operation of law.

     9.   Fractional Shares.  No fractional shares of Common Stock shall be
          -----------------
issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

     10.  Successors and Assign.  The terms and provisions of this Warrant shall
          ---------------------
inure to the benefit of, and be binding upon the Company and the Holder hereof and their respective successors and assigns.

     11.  Notices.  All notices, requests, demands and other communications
          -------
(collectively, "Notices") under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom Notice is to be given, or on the third business day after the date of mailing if mailed to the party to whom Notice is to be given, by first class mail, registered to the Holder, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for purposes of this Section by giving the other party written Notice of the new address in the manner set forth above.

     12.  Governing Law.  This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of California without regard to principles of conflicts of laws.

     13.  Loss or Mutilation of Warrant. Upon receipt of evidence reasonably
          -----------------------------
satisfactory to the Company regarding the loss, theft, mutilation or destruction of this Warrant and upon delivery of appropriate indemnification with respect thereto or upon surrender or cancellation of the mutilated Warrant, the Company will make and deliver to the Holder a new Warrant of like tenor.

                         MIRAGE HOLDINGS, INC.


                         ------------------------------
                         By:  Najeeb U. Ghauri
                         Its:  President
Attest:


--------------------------
By:  Najeeb U. Ghauri
Its:  Secretary

                                   ASSIGNMENT


FOR VALUE RECEIVED, _____________________ hereby sell(s), assign(s), and transfer(s) unto _________________, of _________________, the right to purchase
Securities evidenced by the within Warrant, and does hereby irrevocable constitute and appoint ________________ to transfer such right on the books on the Company, with full power of substitution.

DATED: ______________, 199__


---------------------
SIGNATURE


-------------------------------------------------------------------

The signature to this Assignment must correspond with the name as written upon the fact of the within Warrant, in every particular, without alteration or enlargement, or any change whatsoever.

                                   EXHIBIT A

                                EXERCISE NOTICE


Mirage Holdings, Inc.
18638 Pioneer Boulevard
Artesia, CA 90701

Ladies and Gentlemen:

     ________________________ (the "Undersigned") hereby elects to purchase, pursuant to the provisions of the Mirage Holdings, Inc. Underwriter's Warrant dated __________________, held by the undersigned, ______ shares of the Common Stock of Mirage Holdings, Inc. and/or ____________ Warrants of Mirage Holdings, Inc.

     As an inducement to your acceptance hereunder, the undersigned certifies that the Securities are being purchased for the undersigned's own account, for investment purposed, and not with a view toward a public distribution in violation of the registration requirements of the Securities Act of 1933, as amended.

     Payment of the purchase price of $6.18 per share of Common Stock and/or $0.12 per Warrant is being purchased for the undersigned's own account, for investment purposed, and not with a view toward a public distribution in violation of the registration requirements of the Securities Act of 1933, as amended.

     Payment of the purchase price of $6.18 per share of Common Stock and/or $0.12 per Warrant in U.S. funds required under such Warrant accompanies this subscription.

DATED: _______________, 199__

Company:  _________________________

Signature:_________________________

Address:  _________________________

          _________________________